 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 28, 2016
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36160	45-2433192
Delaware	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 4, 2016, certain investment funds (the “Selling Stockholders”) affiliated with The Blackstone Group L.P. completed the previously-announced underwritten public offering (the “Offering”) of 20,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of Brixmor Property Group Inc. (the “Company”) at a public offering price of $25.20 per share.

In connection with the Offering, the Selling Stockholders and the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Brixmor Operating Partnership LP, the Selling Stockholders and Barclays Capital Inc., as underwriter. Subject to the terms and conditions stated in the Underwriting Agreement, the underwriter agreed to purchase, and the Selling Stockholders agreed to sell to the underwriter, the number of Shares set forth opposite the underwriter’s name in Schedule I thereto. The Company did not receive any proceeds from the sale of the Shares by the Selling Stockholders.

The above description of the Underwriting Agreement does not purport to be a complete summary of and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
(d)     The following exhibit is attached to this Current Report on Form 8-K

99.1	Underwriting Agreement dated as of April 28, 2016 by and among Brixmor Property Group Inc., Brixmor Operating Partnership LP, the Selling Stockholders and Barclays Capital Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 4, 2016	BRIXMOR PROPERTY GROUP INC.

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary Inc., its sole member

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Underwriting Agreement dated as of April 28, 2016 by and among Brixmor Property Group Inc., Brixmor Operating Partnership LP, the Selling Stockholders and Barclays Capital Inc.